DSS Appoints Robert B. Bzdick Acting CEO

Bzdick’s Extensive Operational Experience Expected to
Greatly Enhance New Product Rollout and Profitability

Investor Conference Call Rescheduled to Tuesday, November 20, 2012 at 4:30 pm ET

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November 15, Rochester, NY — Document Security Systems, Inc. (NYSE MKT: DSS) announced today that President and Chief Operating Officer Robert B. Bzdick will assume the role of acting CEO of the company, effective December 1, 2012.

Current DSS CEO Patrick White will step down and become a consultant to the company. “I want to acknowledge the many years of dedication and leadership of our retiring CEO, Pat White”, says DSS Board Chairman Robert Fagenson. “With all the changes that DSS is undergoing, both Pat and the board decided this was the logical time for him to step away from day to day management duties and assume an advisory role. We thank him for making a seamless transition and for his support of Bob Bzdick as he assumes the leadership responsibilities of our operating divisions in preparation for our planned merger with the Lexington Technology Group.”

Bzdick joined DSS in 2010 when the company acquired Premier Packaging Corp., where he served as CEO and acted as president and COO since founding the company in 1989. Bzdick would serve as acting CEO until the completion of DSS’s pending merger with Lexington Technology Group, Inc., expected in the first half of 2013.

“I’m excited by this opportunity and anticipate great success in the new direction DSS is taking,” Bzdick says. “I look forward to working with our merger partners at Lexington Technology Group as we combine and leverage our portfolios of intellectual property, and not only developing, but monetizing these assets.”

Relying on nearly three decades’ experience in manufacturing operations management, Bzdick has effectively integrated and strengthened DSS’s four operating divisions over the past two years, and enabled the company to better serve its customer base of Fortune 1000 companies. His considerable operations experience makes him uniquely able to manage the rollout of DSS’s next generation of products.

DSS unveiled a new customizable integrated security solution at the Pack Expo trade show in Chicago on October 28. The product combines DSS’s proprietary anti-counterfeit technologies with its cloud computing platform to track and authenticate products. In the pharmaceutical space, for example, drug packages can be scanned by iPhone throughout the distribution process—from customs officers to pharmacies—to authenticate the origin and history of the product. The smart phones scan variable covert print icons and compare them to a record of valid icons stored in a secure cloud database, ensuring products are not counterfeit, expired or sourced from gray markets.

This technology is integral to DSS’s aggressive attempt to reach profitability in 2013—an effort spearheaded by Bzdick and DSS CFO, Philip Jones. The effort has been greatly enhanced by means of significant investment from Lexington, which enthusiastically supports the management transition at DSS.

“In the time we’ve worked with Bob it became clear that he has a vision for executing the company’s product development strategy and for driving profitability across all divisions,” says Lexington Technology Group Chief Operating Officer Peter Hardigan. “Bob is entrepreneurial, he has worked with a number of large companies, he ran his company successfully and brought his considerable leadership to DSS. “He and Phil Jones are leading the transformation of DSS into a business that has innovative products as well as a dynamic and profitable intellectual property program.”

This transformation is evident in DSS’s third quarter earnings statement, including revenues of $4.2 million, up 15 percent over Q3 2011. Strong growth in the Packaging and Licensing (up 54 percent) and Digital Solutions (up 41 percent) divisions fueled revenues of $11.7 million for the nine-month period ending September 30, 2012—a 27 percent increase from the first nine months of 2011.

Bzdick’s appointment will be discussed during DSS’s investor call on Tuesday, November 20. During the call, DSS will also provide an update on its pending merger with Lexington, which it announced on October 2, 2012.

CONFERENCE CALL

Due to the management change, DSS rescheduled the investor call originally scheduled for today. DSS management will host a teleconference and webcast on Tuesday, November 20, at 4:30 p.m. ET:

Time: 4:30 p.m. ET
Date: Tuesday, November 20, 2012
Investor Dial In (Toll Free):  877-407-9205
Investor Dial In (International):  201-689-8054

Live Webcast URL: http://www.investorcalendar.com/IC/CEPage.asp?ID=170041

A replay of the teleconference will be available until November 29, 2012, which can be accessed by dialing (877)660-6853 within the United States or (201)612-7415 if calling internationally. Please enter account #286 and conference ID #402581 to access the replay.

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ABOUT DOCUMENT SECURITY SYSTEMS:

Document Security Systems, Inc. (NYSE MKT: DSS) is a leader in anti-counterfeit, authentication, and mass-serialization technologies, providing security solutions to corporations, governments, and financial institutions. DSS security programs are designed to protect against product diversion, counterfeit, theft, and other costly and damaging occurrences. From risk analysis and vulnerability assessment, to systems integration and monitoring, DSS offers the advanced tools and knowledge base needed to protect the world’s most valuable and at-risk brands. More information can be found at their website, www.dsssecure.com

ABOUT LEXINGTON TECHNOLOGY GROUP:

Lexington Technology Group invests both expertise and capital in the development and monetization of pioneering technologies. Lexington’s goal is to catalyze technology development within its investments and to reward those who take on the risks of innovation. The enterprise invests in companies that have developed important innovations but have not been fairly rewarded by the marketplace, where shareholder value depends on the company’s ability to successfully monetize patented technologies. Its efforts contribute to an intellectual property market in which inventors are better able to profit from their inventions. More information is available at www.lex-tg.com.

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Important Additional Information Will Be Filed with the SEC

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of DSS, or Lexington Technology Group or the solicitation of any vote or approval. In connection with the proposed transaction, DSS will file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. The proxy statement/prospectus will contain important information about DSS, Merger Sub, Lexington Technology Group, the transaction and related matters. DSS will mail or otherwise deliver the proxy statement/prospectus to its stockholders and the stockholders of Lexington Technology Group when it becomes available. Investors and security holders of DSS and Lexington Technology Group are urged to read carefully the proxy statement/prospectus relating to the Merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of DSS will be able to obtain free copies of the proxy statement/prospectus for the proposed Merger (when it is available) and other documents filed with the SEC by DSS through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of DSS and Lexington Technology Group will be able to obtain free copies of the proxy statement/prospectus for the proposed Merger (when it is available) by contacting Document Security Systems, Inc, Attn.: Philip Jones, Chief Financial Officer, at First Federal Plaza, 28 East Main Street, Suite 1525, Rochester, New York 14614, or by e-mail at ir@dsssecure.com. Investors and security holders of Lexington Technology Group will also be able to obtain free copies of the proxy statement/prospectus for the Merger (when it is available) by contacting Lexington Technology Group Technology Group, Inc., Attn.: Jennifer Buckley, 375 Park Avenue 26th Floor, New York, NY 10152, or by e-mail at jen@lex-tg.com.

DSS and Lexington Technology Group, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between DSS, Merger Sub and Lexington Technology Group. Information regarding DSS’s directors and executive officers is contained in DSS’s Definitive Proxy Statement on Schedule 14A prepared in connection with its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2012. Information regarding Lexington Technology Group’s directors and officers and a more complete description of the interests of DSS’s directors and officers in the proposed transaction will be available in the proxy statement/prospectus that will be filed by DSS with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction between DSS and Lexington Technology Group; the expected timetable for completing the transaction; the potential value created by the proposed Merger for DSS’s and Lexington Technology Group’s stockholders; the potential of the combined companies’ technology platform; our respective or combined ability to raise capital to fund our combined operations and business plan; the continued listing of DSS's or the combined company’s securities on the NYSE MKT; market acceptance of DSS products and services; our collective ability to maintain or protect our intellectual property rights through litigation or otherwise; Lexington Technology Group’s limited operating history, competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our ability to license and monetize the patents owned by Lexington Technology Group; potential new legislation or regulation related to enforcing patents; the complexity and costly nature of acquiring patent or other intellectual property assets; the combined company’s management and board of directors; and any other statements about DSS’ or Lexington Technology Group’s management teams’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "plans," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that DSS and Lexington Technology Group may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed Merger for DSS’s and Lexington Technology Group’s stockholders; our respective or combined inability to raise capital to fund our combined operations and business plan; DSS’s or the combined company’s inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of DSS’s products and services; our collective inability to protect our intellectual property rights through litigation or otherwise; competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our inability to license and monetize the patents owned by Lexington Technology Group; and other risks and uncertainties more fully described in DSS’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, each as filed with the SEC, as well as the other filings that DSS makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully when they are available.

In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

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Investor Relations for Document Security Systems:

Century IR.com 212-776-1030

For further information on Lexington Technology Group please contact:

Jamie Diaferia

Infinite PR

212-687-0935

jdiaferia@infinitepr.com